Exhibit 16

May 2, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	Golden Health Holdings, Inc. Commission File No. 000-25845

We have read the statements that we understand Golden Health Holdings, Inc. will include in Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to disagree with any other statement made in Item 4 of such report.

Sincerely,

/s/ Madsen & Associates CPAs, Inc.
Madsen & Associates CPAs, Inc.